UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100
New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, on January 18, 2024, John F. Levy (“Levy”), a former member of the board of directors (the “Board”) of Singularity Future Technology Ltd. (the “Company”), filed a claim against the Company in the United States District Court for the Eastern District of New York (the “Court”), Levy v. Singularity Future Technology Ltd. f/k/a Sino-Global Shipping America Ltd., 24-cv-0384-NG-JMW (the “Lawsuit”). The Lawsuit is for reimbursement and advancement of legal fees, costs, and expenses incurred in connection with defending the action Piero Crivellaro v. Singularity Future Technology Ltd., 22-cv-07499 (the “Class Action Lawsuit”), in which Levy was named as an individual defendant. On October 25, 2024, the Court filed an Opinion and Order finding the Company in default of the Lawsuit. On November 21, 2024, Levy filed an Application for Damages, which remains pending.

On April 1, 2025, Levy and the Company entered into a confidential settlement and mutual release agreement to fully resolve the Lawsuit (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, the Company paid a sum of one hundred fifty thousand dollars ($150,000) to Blank Rome LLP, which was counsel to Levy with regard to matters pertaining to (i) the Lawsuit; and (ii) Levy serving on the Board of the Company, including serving as a member of an independent special committee of the Board (the “Special Committee”) (the “Settlement Payment”). The Settlement Payment reimbursed Levy for all legal fees, costs, and expenses incurred by Levy with regard to his service on and to the Board and on and to the Special Committee and with regard to the legal fees and expenses Levy incurred so far in (i) defending the Class Action Lawsuit; and (ii) prosecuting the Lawsuit.

Within three business days of full payment of the Settlement Payment, Levy agrees to dismiss the Lawsuit with prejudice by filing a Stipulation of Dismissal pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii).

Upon full payment of the Settlement Payment, each of Levy and the Company fully releases and discharges the other from all past and present claims, obligations, disputes, and liabilities arising from prior agreements or dealings, except for claims arising from a breach of this Settlement Agreement.

Information regarding the financial impact of the Settlement Agreement will be provided in the Company’s earnings release and Form 10-Q for the quarter ended March 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2025	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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